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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, to be filed on or around June 15, 1998, of our report dated May 27, 1998 on the Consolidated Financial Statements of WorldCom, Inc. included in WorldCom Inc.'s Current Report on Form 8-K dated May 28, 1998 (filed (May 28, 1998) and to all references to our Firm included in this registration statement.

                                                            ARTHUR ANDERSEN LLP

Jackson, Mississippi,
June 12, 1998.